UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOBIX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

MOBIX LABS, INC.

15420 Laguna Canyon Rd., Suite 100

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [_______], 2024

Dear Stockholders of Mobix Labs, Inc.:

You are cordially invited to attend a Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Mobix Labs, Inc., a Delaware corporation (“Mobix Labs,” the “Company,” “our,” “us,” or “we”), which will be held on [________], 2024 at [___] a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.[_____________]. The live audio webcast will begin promptly at [___] a.m. Pacific Time, with online access beginning at [___] a.m. Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).

The Special Meeting will be held for the purpose of voting upon the following four proposals (each of which is a “Proposal,” and collectively, the “Proposals”):

Proposal 1: Proposal to approve the grants of restricted stock awards and restricted stock units made outside of the Company’s 2023 Equity Incentive Plan to certain officers and employees and the non-employee directors of the Company, each pursuant to a separate award agreement. For further information regarding Proposal 1, please refer to page [__] of this Proxy Statement (the “Equity Grant Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1.

Proposal 2: Proposal to amend the Company’s 2023 Equity Incentive Plan to increase the number of shares of Class A common stock, $0.00001 par value per share (the “Class A Common Stock”) reserved for issuance under the 2023 Equity Incentive Plan from 2,290,183 to 10,000,000, all of which may be subject to incentive stock option award grants (the “Amendment”). For further information regarding Proposal 2, please refer to page [__] of this Proxy Statement (the “Equity Incentive Plan Amendment Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 2.

Proposal 3: Proposal to approve the exercise of warrants issued by the Company to private investment in public equity (“PIPE”) investors in connection with our business combination that closed on December 21, 2023 to purchase up to an aggregate of 1,750,000 shares of Class A Common Stock under Nasdaq Listing Rule 5635(d). For further information regarding Proposal 3, please refer to page [__] of this Proxy Statement (the “2023 Warrant Exercise Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 3.

Proposal 4: Proposal to approve the exercise of the warrants issued by the Company on July 24, 2024 to purchase up to an aggregate of 5,956,835 shares of Class A Common Stock under Nasdaq Listing Rule 5635(d). For further information regarding Proposal 4, please refer to page [__] of this Proxy Statement (the “2024 Warrant Exercise Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 4.

Proposal 5: Proposal to amend our Certificate of Incorporation, as amended (the “Charter”) to remove restrictions on the ability of our holders of Class A Common Stock to take action by written consent. For further information regarding Proposal 5, please refer to page [__] of this Proxy Statement (the “Certificate of Incorporation Amendment Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 5.

Each Proposal is more fully described in the Proxy Statement accompanying this notice.

This Notice of Special Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about [______], 2024 to stockholders of record as of [____________] (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Special Meeting will not prevent you from voting at the Special Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Special Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [    ], 2024

The Notice of the Special Meeting and Proxy Statement are available at [    ] and at www.mobixlabs.com under the “Investor” tab and selecting [    ].

By Order of the Board of Directors

Keyvan Samini

President / CFO

[   ], 2024

MOBIX LABS, INC.

15420 Laguna Canyon Rd., Suite 100

Irvine, California 92618

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [______], 2024

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Mobix Labs, Inc., a Delaware corporation (“Mobix Labs,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Special Meeting of Stockholders to be held on [__________], 2024 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at [___] a.m. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person. To attend the Special Meeting, please visit www.[_____________]. The live audio webcast will begin promptly at [___] a.m. Pacific Time, with online access beginning at [___] a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.

Only stockholders of record as of the close of business on [____________], the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.

INFORMATION ABOUT THE SPECIAL MEETING

Why is the Company holding a Special Meeting of Stockholders?

The Board has called this Special Meeting of our stockholders to vote on four proposals (each of which is a “Proposal,” and collectively, the “Proposals”).

Proposal 1: Proposal to approve the grants of restricted stock awards and restricted stock units made outside of the Company’s 2023 Equity Incentive Plan to certain officers and employees and the non-employee directors of the Company, each pursuant to a separate award agreement. For further information regarding Proposal 1, please refer to page [__] of this Proxy Statement (the “Equity Grant Proposal” or “Proposal 1”).

Proposal 2: Proposal to amend the Company’s 2023 Equity Incentive Plan to increase the number of shares of Class A common stock, $0.00001 par value per share (the “Class A Common Stock”) reserved for issuance under the 2023 Equity Incentive Plan from 2,290,183 to 10,000,000, all of which may be subject to incentive stock option award grants (the “Amendment”). For further information regarding Proposal 2, please refer to page [__] of this Proxy Statement (the “2023 Equity Incentive Plan Amendment Proposal” or “Proposal 2”).

Proposal 3: Proposal to approve the exercise of warrants issued by the Company to private investment in public equity (“PIPE”) investors in connection with our business combination that closed on December 21, 2023 to purchase up to an aggregate of 1,750,000 shares of Class A Common Stock under Nasdaq Listing Rule 5635(d). For further information regarding Proposal 3, please refer to page [__] of this Proxy Statement (the “2023 Warrant Exercise Proposal” or “Proposal 3”).

Proposal 4: Proposal to approve the exercise of the warrants issued by the Company on July 24, 2024 to purchase up to an aggregate of 5,956,835 shares of Class A Common Stock under Nasdaq Listing Rule 5635(d). For further information regarding Proposal 4, please refer to page [__] of this Proxy Statement (the “2024 Warrant Exercise Proposal” or “Proposal 4”).

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Proposal 5: Proposal to amend our Certificate of Incorporation, as amended (the “Charter”) to remove restrictions on the ability of our holders of Class A Common Stock to take action by written consent. For further information regarding Proposal 5, please refer to page [__] of this Proxy Statement (the “Certificate of Incorporation Amendment Proposal” or “Proposal 5”).

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE SPECIAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

When and where will the Special Meeting be held?

The Special Meeting will be held on [________], 2024 at [___] a.m. Pacific Time at www.[_____________].

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.

How can I attend the Special Meeting?

Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at www.[_____________]. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.

The Special Meeting will begin promptly at [___] a.m. Pacific Time, on [____], 2024. We encourage you to access the Special Meeting prior to the start time. Online access will open at [___] a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What if I have technical difficulties or trouble accessing the virtual Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.[______________].

What proposals will be voted on at the Special Meeting? What is the Board’s voting recommendation?

At the Special Meeting, stockholders will be asked to consider the Proposals. THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE PROPOSALS.

Will any other business not discussed in this Proxy Statement come before the Special Meeting?

No. Pursuant to the amended and restated bylaws of the Company (the “Bylaws”), any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold the Special Meeting and vote upon each of the Proposals. The presence, by virtual attendance, remote communication, if applicable, or represented by proxy duly authorized, of the holders of a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote at the meeting shall constitute a quorum for the transaction of business at the Special Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Special Meeting. Abstentions will be counted toward the quorum requirement.

If there is no quorum, the Special Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.

Who is entitled to vote and how many votes?

Each share of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”), outstanding on the Record Date is entitled to one vote on all matters and each share of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock,” and together with Class A Common Stock, the “Common Stock”), is entitled to ten votes on all matters. Holders of Class A Common Stock and holders of Class B Common Stock will vote together on all proposals as a single class.

The Record Date for the Special Meeting is the close of business on [____________]. As of the Record Date, [_______] and 2,129,901 shares of Class A Common Stock and Class B Common Stock, respectively, were outstanding. Only holders of record of Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Special Meeting, to ensure your vote is counted. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.

●	To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. [Join the Special Meeting as a “Stockholder” with your control number, and click on the “[Cast Your Vote]” link on the meeting center website].

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

●	To vote over the telephone, dial toll-free 1-[_______] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by [___] p.m. Pacific Time, on [_______], 2024 to be counted.

●	To vote over the Internet, go to www.[_________] and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by [______] p.m. Pacific Time, on [______], 2024 to be counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, [join the Special Meeting as a “Stockholder” with your control number, and click on the “[Cast Your Vote]” link on the meeting center website]. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How do I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

●	delivering, to the attention of the Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
●	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
●	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?”. Attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

If I vote in advance, can I still attend the Special Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Special Meeting. However, returning your proxy card does not affect your right to attend the Special Meeting.

How many votes are required for the approval of each of the Proposals, and how will abstentions and broker non-votes be treated?

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Special Meeting, voting together as a single class, is required for the approval of each of the Proposals, except for Proposal 5 which requires the approval of the holders of 66⅔% of the voting power of (1) the shares of Class A Common Stock and Class B Common Stock, voting together as a single class and (2) the shares of Class B Common Stock, voting separately, present by virtual attendance or represented by proxy at the Special Meeting.

Abstentions

A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. For Proposal 1 through Proposal 4, abstentions will not be counted as votes cast and will have no effect on the vote. For Proposal 5, abstentions will have the effect of a vote against Proposal 5.

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Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that the Proposals in this Proxy Statement are non-routine proposals; therefore, your broker, bank or other agent will not be entitled to vote on the Proposals without your instructions. Broker non-votes will not be counted for purposes of determining the existence of a quorum or be counted as votes cast and will have no effect on the vote on Proposal 1 through Proposal 4. Broker non-votes will have the effect of a vote against Proposal 5.

Can the Special Meeting be adjourned?

Our Bylaws provide that the chairperson of the Special Meeting may decide to adjourn the Special Meeting without any action by the stockholders as appropriate for the proper conduct of the meeting of stockholders. Additionally, the stockholders present by a majority in voting power may decide to adjourn the Special Meeting until a quorum has been obtained.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by [8:59] p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.

What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Special Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance of the Special Meeting until [8:59] p.m. Pacific Time the day before the Special Meeting by going to www.[_______] and logging in with your control number.

During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting.

How do I ask questions during the Special Meeting?

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can [join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting at www.[________]]. We also encourage you to submit questions in advance of the meeting until [8:59] p.m. Pacific Time the day before the Special Meeting by going to www.[_______] and logging in with your control number.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 business days prior to the Special Meeting at Mobix Labs, Inc., 15420 Laguna Canyon Rd., Suite 100, Irvine, CA 92618, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at www.[__________]. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.

How can I find out the results of the voting at the Special Meeting?

We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.mobixlabs.com/.

Whom can I contact for further information?

If you have any questions, please contact Investor Relations at investors@mobixlabs.com or 1-949-888-8088.

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PROPOSAL 1: APPROVAL OF THE EQUITY GRANT PROPOSAL

Grants of Restricted Stock Awards and Restricted Stock Units Made Outside of the 2023 Equity Incentive Plan.

On December 21, 2023, Chavant Capital Acquisition Corp. (“Chavant”) consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger (the “Closing”), Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (the “Company” or “Mobix Labs”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

Throughout this Proxy Statement, unless otherwise noted or otherwise suggested by context, all references to “we,” “us” or “our” refer to Legacy Mobix prior to the consummation of the Merger, and to the Company and its subsidiaries after the consummation of the Merger.

In recognition of the completion of the Merger, the Compensation Committee of the Board (the “Compensation Committee”) approved grants of restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) to the key contributors to the Merger, consisting of the executive officers listed below, four non-executive officer employees, and five of our non-employee directors. The Board approved the grants of the awards to the non-employee directors. These grants were made outside of the 2023 Equity Incentive Plan and are subject to stockholder approval:

New Plan Benefit Table

Name	Position / Title	Dollar Value ($)(1)	Number of Units
Fabian Battaglia	Chief Executive Officer	1,989,000	2,550,000 RSAs
Keyvan Samini	President and Chief Financial Officer	1,989,000	2,550,000 RSAs
Executive Group(2)		3,978,000	5,100,000 RSAs
Non-Executive Director Group		1,755,000	2,250,000 RSUs
Non-Executive Officer Employee Group		1,895,400	2,430,000 RSUs

(1)	Estimated based on the closing price of $0.78 for our Class A Common Stock on the Nasdaq Global Market on October 15, 2024.
(2)	Consists of Fabian Battaglia and Keyvan Samini.

Subject to obtaining stockholder approval of Proposal 1, each of the foregoing grants will be made pursuant to a separate award agreement between the recipient and the Company. The RSAs and RSUs for all our Non-Employee Directors, Messrs. Battaglia and Samini will vest over a period to be determined by the Board. The RSAs and RSUs for all non-executive officer employees will vest over a time period to be determined by the Compensation Committee and set forth in the award agreement.

Approval of the Amendment by our stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation arrangements.

Proposal

We are seeking stockholder approval to approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the grants of restricted stock awards and restricted stock units made outside of the Company’s 2023 Equity Incentive Plan to certain officers and employees and the non-employee directors of the Company, each pursuant to a separate award agreement.

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Special Meeting, voting together as a single class, is required for the approval of the Equity Grant Proposal.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE EQUITY GRANT PROPOSAL.

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PROPOSAL 2: APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL

Increase in Share Limits.

We are requesting that stockholders approve an amendment to the 2023 Equity Incentive Plan (the “Amendment”) to increase the number of shares of Class A Common Stock reserved for issuance under the 2023 Equity Incentive Plan from 2,290,183 to 10,000,000, all of which may be subject to incentive stock option award grants.

The Board approved the Amendment on [______], 2024 and recommended that it be submitted to our stockholders for their approval at the Special Meeting.

The purpose of the 2023 Equity Incentive Plan is to enhance the Company’s ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of its business. Equity compensation is a vital element of the Company’s compensation program, and the Board believes that the ability to grant stock awards at competitive levels is in the best interest of the Company and its stockholders. The Board believes the 2023 Equity Incentive Plan is critical in enabling the Company to grant stock awards as an incentive and retention tool as the Company continues to compete for talent.

As of October 15, 2024, 600,161 shares have been issued under the 2023 Equity Incentive Plan. The Board believes, however, that the number of shares currently available under the 2023 Equity Incentive Plan does not give the Company sufficient authority or flexibility to adequately provide for future incentives. In order to continue to provide the appropriate equity incentives to our directors, employees and other service providers in the future, as well as to minimize potential adverse tax consequences to both the award recipients and us, our Board approved, subject to stockholder approval, the Amendment.

Our Board recommends that stockholders approve these changes and if stockholders do not approve them, the Amendment will not go into effect and our Board will consider whether to adopt some alternative arrangement based on its assessment of our needs. The text of the proposed Amendment is attached as Annex A to this Proxy Statement.

Approval of the Amendment by our stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of amendments to equity compensation plans and to allow the grant of incentive stock options under the 2023 Equity Incentive Plan. If the Amendment is approved by our stockholders, we will register the necessary shares of Class A Common Stock on a Registration Statement on Form S-8.

Description of the Mobix Labs, Inc. 2023 Equity Incentive Plan

Set forth below is a summary of the material features of the 2023 Equity Incentive Plan, as amended by the Amendment. The 2023 Equity Incentive Plan is set forth in its entirety as Annex B to this Proxy Statement, and all descriptions of the 2023 Equity Incentive Plan contained in this Equity Incentive Plan Proposal are qualified by reference to Annex B.

Purpose

The 2023 Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure Mobix Labs’ success and accomplish its goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with Mobix Labs’ stockholders, and (iii) promote the success of Mobix Labs’ business.

Types of Stock Awards

The 2023 Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, stock bonus awards, and other stock-based awards (all such types of awards, collectively, “stock awards”), as well as the grant of dividend equivalents.

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Share Reserve

Number of Shares

Currently, subject to adjustments as set forth in the 2023 Equity Incentive Plan, the maximum aggregate number of shares of Class A Common Stock that may be issued under the 2023 Equity Incentive Plan is 2,290,183. The shares may be authorized, but unissued, or reacquired Class A Common Stock. If the Amendment is approved, the total number of shares of Class A Common Stock that may be subject to the granting of awards under such plan shall be equal to 10,000,000 shares.

The number of shares available for issuance under the 2023 Equity Incentive Plan will be increased on January 1 of each year beginning with January 1, 2024 and ending on January 1, 2032, in each case, in an amount equal to the lesser of (a) 5% of the total number of shares of Class A Common Stock that are issued and outstanding on the first day of the applicable fiscal year, and (b) such smaller number of shares determined by our Board.

It should be noted that currently, subject to adjustments as set forth in the 2023 Equity Incentive Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2023 Equity Incentive Plan pursuant to incentive stock options exceed 2,290,183 shares of Class A Common Stock. If the Amendment is approved, in no event shall the maximum aggregate number of shares that may be issued under the 2023 Equity Incentive Plan pursuant to incentive stock options exceed 10,000,000 shares.

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, the unissued shares that were subject thereto shall, unless the 2023 Equity Incentive Plan shall have been terminated, continue to be available under the 2023 Equity Incentive Plan for issuance pursuant to future stock awards. In addition, any shares which are retained by Mobix Labs upon exercise of a stock award in order to satisfy the exercise or purchase price for such stock award or any withholding taxes due with respect to such stock award shall not be treated as issued and shall continue to be available under the 2023 Equity Incentive Plan for issuance pursuant to future stock awards. Shares issued under the 2023 Equity Incentive Plan and later forfeited to Mobix Labs due to the failure to vest or repurchased by Mobix Labs at the original purchase price paid to Mobix Labs for the shares (including without limitation upon forfeiture to or repurchase by Mobix Labs in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2023 Equity Incentive Plan. To the extent a stock award under the 2023 Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2023 Equity Incentive Plan.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (i) assuming such award under the 2023 Equity Incentive Plan or (ii) granting a stock award under the 2023 Equity Incentive Plan in substitution of such other company’s award. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2023 Equity Incentive Plan shall not reduce the number of shares authorized for grant under the 2023 Equity Incentive Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of Mobix Labs or its affiliates are all eligible to participate in the 2023 Equity Incentive Plan. Incentive stock options may only be granted to employees. We currently have approximately 50 employees, 6 non-employee directors and 2 independent contractors who will be eligible to participate in the 2023 Equity Incentive Plan.

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Administration

The 2023 Equity Incentive Plan will be administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (for purposes of this Equity Incentive Plan Proposal, the “Plan Administrator”). To the extent desirable to qualify transactions under the 2023 Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2023 Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2023 Equity Incentive Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2023 Equity Incentive Plan; (ii) select the service providers to whom stock awards may be granted under the 2023 Equity Incentive Plan; (iii) determine the type, number and other terms and conditions, not inconsistent with the terms of the 2023 Equity Incentive Plan, of each stock award granted thereunder; (iv) approve forms of stock award agreements for use under the 2023 Equity Incentive Plan; (v) construe and interpret the terms of the 2023 Equity Incentive Plan and stock awards granted pursuant to the 2023 Equity Incentive Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the 2023 Equity Incentive Plan, any stock award or any award agreement; (vii) prescribe, amend and rescind rules and regulations relating to the 2023 Equity Incentive Plan; (viii) modify or amend each stock award (subject to the terms of the 2023 Equity Incentive Plan and compliance with applicable laws); (ix) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (x) determine the form and timing of payment upon exercise of an option or other award (subject to the applicable award agreement, terms of the 2023 Equity Incentive Plan and in compliance with applicable laws); (xi) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2023 Equity Incentive Plan; (xii) authorize any person to execute on Mobix Labs’ behalf any instrument required to give effect to the grant of a stock award previously granted by the Plan Administrator; (xiii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xiv) make all other determinations deemed necessary or advisable for administering the 2023 Equity Incentive Plan.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2023 Equity Incentive Plan to one or more of Mobix Labs’ directors or officers.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) during the applicable performance period. The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

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The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of Mobix Labs capital stock or the stock of any parent or subsidiary of Mobix Labs, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all Mobix Common Stock or the stock of any parent or subsidiary of Mobix Labs, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code. On October 15, 2024, the last sale price of the Class A Common Stock as reported on the Nasdaq Global Market was $0.78 per share.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may vest and/or be exercised and will determine any conditions that must be satisfied before the stock option may vest and/or be exercised. A stock option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with Mobix Labs or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason other than “Cause” (as defined in the 2023 Equity Incentive Plan), but in no event later than the expiration of the term of such stock option. If a participant ceases to be a service provider for Cause, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement or, if there is no specified time in the stock option agreement, any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Mobix Labs Class A Common Stock on the date of grant. A SAR will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with Mobix Labs or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from Mobix Labs in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of Class A Common Stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

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Restricted Stock and RSUs

Restricted stock awards are grants of shares of Mobix Labs Class A Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A Common Stock. RSUs will vest at such time, and upon such terms, as are determined by the Plan Administrator, which may include upon the completion of a specified period of service with Mobix Labs or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule and other terms applicable to such a stock award, the Plan Administrator may impose whatever conditions as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “Performance Goals” for more information.

Unless the Plan Administrator determines otherwise, during the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares and, if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

Participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the RSUs with respect to which the dividends accrue and shall not be settled unless and until the related RSUs have vested and been earned.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. All stock bonus awards may, but are not required to, be made pursuant to an award agreement. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. Payment of a stock bonus award will be made upon the date(s) determined by the Plan Administrator and set forth in the award agreement. Payment may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Goals

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (i) earnings per share; (ii) revenues or margins; (iii) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of Mobix Labs; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total stockholder return; (xiii) debt reduction; (xiv) market share; (xv) entry into new markets, either geographically or by business unit; (xvi) customer retention and satisfaction; (xvii) strategic plan development and implementation, including turnaround plans; and (xviii) the fair market value of a share. Stock awards issued to participants may take into account other criteria (including subjective criteria).

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Outside Director Limitations

Stock awards granted during a single fiscal year under the 2023 Equity Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any non-employee director (“Outside Director”). Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between Mobix Labs’ locations or between Mobix Labs and any of its subsidiaries. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3-month period and the incentive stock option shall thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

The Plan Administrator may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the 2023 Equity Incentive Plan, a stock award granted under the 2023 Equity Incentive Plan shall be subject to Mobix Labs’ clawback policy as may be established and/or amended from time to time. The Plan Administrator may require a participant to forfeit or return to and/or reimburse Mobix Labs for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under, or benefits provided pursuant to, the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

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Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of the Class A Common Stock or other securities of Mobix Labs or other significant corporate transaction, or other change affecting the Class A Common Stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Equity Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2023 Equity Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A of the Code.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of Mobix Labs’ assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of Mobix Labs with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Mobix Labs’ then-outstanding capital stock or (iv) a change in control (as defined below), each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if Mobix Labs is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such outstanding stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding stock award; (f) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to shares previously acquired pursuant to stock awards; or (g) the opportunity for participants to exercise such outstanding stock options and/or SARs prior to the occurrence of the corporate transaction and the termination of such outstanding, unexercised stock options and/or SARs upon the consummation of such corporate transaction for no consideration.

Change in Control

A stock award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a “change in control” (as defined in the 2023 Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between Mobix Labs or any of its affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2023 Equity Incentive Plan

The 2023 Equity Incentive Plan will continue in effect for a term of 10 years measured from the initial adoption date, unless terminated earlier under the terms of the 2023 Equity Incentive Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2023 Equity Incentive Plan.

Material U.S. Federal Tax Aspects

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Equity Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

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The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until settlement unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have Mobix Labs withhold otherwise deliverable cash or shares, or delivering to Mobix Labs already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that Mobix Labs deems to be reasonable and in accordance with applicable laws.

Mobix Labs will be entitled to a tax deduction in connection with a stock award under the 2023 Equity Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that Mobix Labs may deduct as a business expense in any year with respect to certain of its most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of Mobix Labs’ stockholders to maintain flexibility in Mobix Labs’ approach to executive compensation and to structure a program that Mobix Labs considers to be the most effective in attracting, motivating and retaining key employees.

Section 162(m) of the Code

In general, Section 162(m) of the Code limits Mobix Labs’ compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the 2023 Equity Incentive Plan to “covered employees” failing to be deductible to Mobix Labs for federal income tax purposes.

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Section 409A of the Code

Certain types of awards under the 2023 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, awards granted under the 2023 Equity Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2023 Equity Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Equity Compensation Plan Information

The following table provides information as of September 30, 2024, with respect to the shares of Class A Common Stock that may be issued under our compensation plans that existed prior to the Closing.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,213,528	(1)	$4.89	(2)	1,690,022	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,213,528		$4.89		1,690,022

(1)	Consists of Mobix Labs options and Mobix Labs RSUs granted under the Mobix Labs, Inc. 2022 Incentive Compensation Plan, the Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan and the Mobix Labs, Inc. 2020 Equity Incentive Plan (the “Prior Plans”), which are described under “Mobix Labs’ Executive Compensation – Narrative Disclosure to Summary Compensation Table – Equity Compensation,” and the 2023 Equity Incentive Plan, which is described above.
(2)	Represents the weighted-average exercise price of outstanding Mobix Labs options.
(3)	Represents the number of securities remaining available for future issuance under the Prior Plans and the 2023 Equity Incentive Plan.

New Plan Benefits

Except for the Post-Closing RSUs, which are expected to be granted under the 2023 Equity Incentive Plan and are described in greater detail below, the 2023 Equity Incentive Plan does not provide for set benefits or amounts of awards, and no stock awards have been approved that are conditioned on stockholder approval of the 2023 Equity Incentive Plan. All future awards to directors, executive officers, employees and consultants under the 2023 Equity Incentive Plan are discretionary and cannot be determined at this time. The table below sets forth the Post-Closing RSUs that are expected to be granted to certain of Mobix Labs’ officers and directors under the 2023 Equity Incentive Plan.

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Name and Position	Dollar value ($)(1)	Number of Units(2)
Executives Fabrizio Battaglia, Chief Executive Officer and Director	$780,000	1,000,000
Keyvan Samini, President, Chief Financial Officer and Director	$780,000	1,000,000
Executive Group (2 persons)	$1,560,000	2,000,000
Non-Executive Directors Frederick Goerner, Director	$390,000	500,000
James Peterson, Director	$390,000	500,000
Non-Executive Director Group (2 persons)	$780,000	1,000,000

(1)	Estimated based on the closing price of $0.78 for our Class A Common Stock on the Nasdaq Global Market on October 15, 2024.
(2)	Pursuant to the terms of the employment or service agreements, Mobix Labs expects to grant Post-Closing RSUs covering the applicable number of shares of Class A Common Stock on the first, second and third anniversaries of the Closing, and each of these Post-Closing RSUs will vest on the first anniversary of the applicable grant date, subject to the recipient’s continuous service to Mobix Labs through the applicable grant dates and vesting dates. See discussions regarding the terms of the employment or service agreements under “Mobix Labs’ Executive Compensation - Post-Transaction Executive Compensation” and “Mobix Labs’ Executive Compensation - Director Compensation”.

Proposal

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(c), to amend the Company’s 2023 Equity Incentive Plan to increase the number of shares of Class A Common Stock reserved for issuance under the 2023 Equity Incentive Plan from 2,290,183 to 10,000,000, all of which may be subject to incentive stock option award grants.

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Special Meeting, voting together as a single class, is required for the approval of the 2023 Equity Incentive Plan Amendment Proposal.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE 2023 EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL.

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PROPOSAL 3: APPROVAL OF ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS

Background

In connection with the Closing of the Merger, we raised proceeds from PIPE investors. To induce the PIPE investors to invest in our Class A Common Stock in connection with the Closing, we issued warrants to three PIPE investors which, pursuant to Nasdaq Listing Rule 5635(a), require stockholder approval for each such PIPE investor to exercise its warrants (the “Warrants”).

On December 18, 2023, we entered into a subscription agreement with Sage Hill Investors, LLC (“Sage Hill”) (the “Sage Hill PIPE Subscription Agreement”) pursuant to which Sage Hill purchased 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. In connection with the execution of the Sage Hill PIPE Subscription Agreement, Legacy Mobix issued to Sage Hill a warrant to purchase 1,500,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Sage Hill Warrant”). We assumed the Sage Hill Warrant in the Merger. Under the terms of the Sage Hill Warrant, Sage Hill will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Sage Hill Warrant will be exercisable to purchase 1,500,000 shares of Class A Common Stock at an exercise price of $0.01.

On December 20, 2023, we entered into a subscription agreement with Joseph J. Gebbia (“Gebbia”) (the “Gebbia PIPE Subscription Agreement”) pursuant to which Gebbia purchased 75,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $750,000, on the terms and subject to the conditions set forth in the Gebbia PIPE Subscription Agreement. In connection with the execution of the Gebbia PIPE Subscription Agreement, Legacy Mobix issued to Gebbia a warrant to purchase 150,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Gebbia Warrant”). We assumed the Gebbia Warrant in the Merger. Under the terms of the Gebbia Warrant, Gebbia will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Gebbia Warrant will be exercisable to purchase 150,000 shares of Class A Common Stock at an exercise price of $0.01.

On December 20, 2023, we entered into a subscription agreement with Steven Wright Owens, Jr. (“Owens”) (the “Owens PIPE Subscription Agreement”) pursuant to which Owens purchased 50,000 shares of our Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $500,000, on the terms and subject to the conditions set forth in the Owens PIPE Subscription Agreement. In connection with the execution of the Owens PIPE Subscription Agreement, Legacy Mobix issued to Owens a warrant to purchase 100,000 shares of common stock of Legacy Mobix at an exercise price of $0.01 per share (the “Owens Warrant,” and collectively with the Sage Hill Warrant and the Gebbia Warrant, the “Warrants”). Under the terms of the Owens Warrant, Owens will not be entitled to exercise any portion of such warrant without the prior approval of our stockholders. If stockholder approval is obtained, the Owens Warrant will be exercisable for 100,000 shares of Class A Common Stock at an exercise price of $0.01.

No fractional shares will be issued in connection with any exercise of the Warrants, but in lieu of such fractional shares, the Company will make a cash payment therefor based on the fair market value of the Class A Common Stock on the date of exercise as reasonably determined in good faith by the Board. The Warrants may be amended or waived only with the prior written consent of the Company and warrant holder.

Proposal

We are seeking stockholder approval for purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of shares of Class A Common Stock upon the exercise of the Warrants issued to PIPE investors in connection with the Merger that closed on December 21, 2023. The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the subscription agreements entered into with the PIPE investors, as the Warrants were issued in connection with the Closing of the Merger. We are only asking for approval to issue the shares of Class A Common Stock issuable upon exercise of the Warrants.

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Special Meeting, voting together as a single class, is required for the approval of the 2023 Warrant Exercise Proposal. The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the subscription agreements entered into with the PIPE investors, as the Warrants were issued in connection with the Closing of the Merger. We are only asking for approval to issue the shares of Class A Common Stock issuable upon exercise of the Warrants.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 3.

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PROPOSAL 4: APPROVAL OF EXERCISE OF PURCHASE WARRANTS ISSUED ON JULY 24, 2024 TO PURCHASE UP TO AN AGGREGATE OF 5,956,835

Background

We are seeking stockholder approval for the exercise of the Purchase Warrants (as defined below) issued by the Company on July 24, 2024 to purchase up to an aggregate of 5,956,835 shares of Class A Common Stock under Nasdaq Listing Rule 5635(d).

On July 22, 2024, we entered into a securities purchase agreement (the “July 2024 Purchase Agreement”) with an institutional investor (the “Investor”). In a private placement transaction (the “July 2024 Private Placement”) which closed on July 24, 2024 (the “Closing Date”), we issued: (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,877,698 shares of Class A Common Stock at an exercise price of $0.001 per share; (ii) Series A warrants (the “Series A Warrants”) to purchase up to 2,877,698 shares of Class A Common Stock (the “Series A Warrant Shares”) at an exercise price of $1.39 per share; (iii) Series B warrants (the “Series B Warrants”) to purchase up to 2,877,698 shares of Class A Common Stock (the “Series B Warrant Shares”) at an exercise price of $1.39 per share, which Pre-Funded Warrants and Purchase Warrants were purchased by the Investor in the Private Placement; and (iv) placement agent warrants (the “Placement Agent Warrants,” and the Placement Agent Warrants together with the Series A Warrants and the Series B Warrants, the “Purchase Warrants”) to purchase up to 201,439 shares of Class A Common Stock (the “Placement Agent Warrant Shares,” together with the Series A Warrant Shares and the Series B Warrant Shares, the “Purchase Warrant Shares”) that were issued to designees of H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) as compensation for Wainwright acting as placement agent in connection with the July 2024 Private Placement.

The shares of Class A Common Stock issuable upon the exercise of the Purchase Warrants are collectively referred to as the “Purchase Warrant Shares.” The Purchase Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the Purchase Warrant Shares upon exercise of the Purchase Warrants (the “Purchase Warrant Stockholder Approval Date”). The Series A Warrants have a term of exercise equal to five years from the Purchase Warrant Stockholder Approval Date. The Series B Warrants have a term of exercise equal to twelve months from the Purchase Warrant Stockholder Approval Date.

The Investor may not exercise any portion of such Investor’s Purchase Warrants to the extent that the Investor, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of common stock immediately after exercise, except that upon the election of the Investor, the Investor may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the exercise.

The Purchase Agreement also provides that from the Closing Date until the one (1) year anniversary of the closing, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, subject to certain exceptions.

The net proceeds to us from the July 2024 Private Placement were approximately $4.0 million, after deducting placement agent fees and expenses and estimated offering expenses payable by us. We intend to use the net proceeds received from the July 2024 Private Placement for working capital, potential future acquisitions and associated operational expenses.

We entered into an engagement letter with Wainwright, dated July 8, 2024, pursuant to which Wainwright agreed to act as our exclusive placement agent in connection with the July 2024 Private Placement. We paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the July 2024 Private Placement, a management fee equal to 1.0% of the gross proceeds of the July 2024 Private Placement and non-accountable expenses in the amount of $85,000. In addition, pursuant to the Engagement Letter, we issued to Wainwright or its designees, upon closing of the July 2024, the Placement Agent Warrants (which represents 7.0% of the Pre-Funded Warrants being sold in the July 2024 Private Placement) at an exercise price of $1.7375 per share (which represents 125% of the offering price per share of Class A Common Stock in the July 2024 Private Placement). The Placement Agent Warrants will be exercisable beginning on the Purchase Warrant Stockholder Approval Date and will expire five years thereafter. Upon any exercise for cash of the Purchase Warrants, we agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross exercise price paid in cash, a management fee of 1.0% of the aggregate gross exercise price paid in cash and shall also issue warrants to the Placement Agent (or its designees) to purchase the number of shares of Class A Common Stock equal to 7.0% of the aggregate number of such shares of Class A Common Stock underlying the Purchase Warrants.

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The Pre-Funded Warrants, the Purchase Warrants, and Placement Agent Warrants, and the shares of our Class A Common Stock issuable upon exercise thereof were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Reasons for the Private Placement

The Board determined that it was necessary to raise additional funds for working capital, potential future acquisitions and associated operational expenses.

We believe that the 2024 Private Placement, which yielded gross proceeds of approximately $4.0 million, was necessary in light of our cash and funding requirements at the time. In addition, at the time of the 2024 Private Placement, the Company’s Board of Directors considered alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board of Directors, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the 2024 Private Placement.

Proposal

We are seeking stockholder approval for the issuance of up to an aggregate of 5,956,835 shares of common stock upon the exercise of the Purchase Warrants and the Placement Agent Warrants that were issued. Upon exercise of the Purchase Warrants and the Placement Agent Warrants for cash, we will receive the applicable cash exercise price paid by the holders thereof for gross proceeds of up to approximately $8.4 million (before deducting expenses and Placement Agent fees discussed above and assuming the full exercise of the Purchase Warrants and the Placement Agent Warrants). However, we cannot predict when and in what amounts or if the Purchase Warrants and the Placement Agent Warrants will be exercised by payments of cash, and it is possible that the Purchase Warrants and Placement Agent Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the July 2024 Purchase Agreement, as the July 2024 Private Placement has already been completed, and the Purchase Warrants and Placement Agent Warrants have already been issued. We are only asking for approval to issue the Purchase Warrant Shares upon exercise of the Purchase Warrants and the Placement Agent Warrants.

Required Vote

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, present by virtual attendance or represented by proxy at the Special Meeting is required for the approval of the 2024 Warrant Exercise Proposal.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 4.

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PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CHARTER TO REMOVE RESTRICTIONS ON THE ABILITY OF OUR HOLDERS OF CLASS A COMMON STOCK TO TAKE ACTION BY WRITTEN CONSENT

Background

On [___], 2024, our Board approved, subject to stockholder approval, the amendment to our Charter (the “Certificate of Amendment”) which amends our Charter to enable action by written consent of the holders of Class A Common Stock as permitted under Section 228 of the Delaware General Corporation Law (the “DGCL”). A copy of the Certificate of Amendment is attached hereto as Annex C.

Current Provision

Current Article FOURTH of our Charter permits our holders of Class B Common Stock to act by written consent, whereas the Current Article SEVENTH of our Charter prohibits our holders of Class A Common Stock from taking action by written consent. Specifically, Article SEVENTH states:

“SEVENTH. Stockholder Action. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.”

Proposed Amendment

The proposed amendment will delete Article SEVENTH from the Charter. The deletion of Article SEVENTH will permit holders of the capital stock of the Company, including both Class A Common Stock and Class B Common Stock, to act by written consent without the need for a meeting, providing efficiency in managing the affairs of the Company.

Reason for the Amendment

The ability to take action by written consent will enable the Company to more promptly and efficiently address matters that require stockholder approval without waiting for the next annual or special meeting. This change is intended to enhance the rights of stockholders by providing them with a direct method to approve proposals on an expedited basis as needed.

Text of the Proposed Amendment

The following is the text of the proposed amendment to the Charter, of which is included in the Certificate of Amendment:

“Article SEVENTH of the Certificate of Incorporation is hereby deleted in its entirety.”

Vote Required

The approval of the proposed amendment requires the affirmative vote of the holders of 66⅔% of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class.

Effectiveness of the Amendment

If approved, the amendment to the Charter will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 5.

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EXECUTIVE COMPENSATION

The following tables and accompanying narrative set forth information about the compensation for our fiscal year ended as of September 30, 2024 and 2023 provided to our principal executive officer and the other executive officers (other than the principal executive officer) who were serving as executive officers as of September 30, 2024. These individuals, and who are referred to in this section as “named executive officers,” and their positions were as follows:

●	Fabian Battaglia: Chief Executive Officer and Director

●	Keyvan Samini: President, Chief Financial Officer and Director

●	James Aralis: Chief Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended September 30, 2024 and September 30, 2023.

	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position		($)(1)	($)	($)	($)(2)	($)(3)	($)
Fabian Battaglia	2024	509,012	450,000	—	—	321,203	1,280,215
Chief Executive Officer and Director	2023	390,000	—	—	—	13,050	403,050
Keyvan Samini	2024	469,857	450,000	—	—	321,188	1,241,045
President and Chief Financial Officer	2023	360,000	—	—	—	11,250	371,250
James Aralis	2024	161,000	—	—	—	11,250	172,250
Chief Technology Officer	2023	192,000	—	—	769	—	192,769

(1)	Amounts in 2024 include $119,012 for Mr. Battaglia and $109,857 for Mr. Samini for cash paid in lieu of accrued vacation.

(2)	Amounts reflect the aggregate grant-date fair value of options granted pursuant to the 2020 Key Employee Equity Incentive Plan, as discussed below, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We provide information regarding the assumptions used to calculate the value of all option awards made to named executive officers in Note 15 to our audited financial statements for the year ended December 31, 2023 included in the Form 8-K filed with the SEC on December 28, 2023.

(3)	In fiscal 2023, for Messrs. Battaglia and Samini, includes auto and mobile phone allowances. In fiscal 2024, for Messrs. Battaglia and Samini, includes reimbursement for the payment of taxes owed.

Narrative Disclosure to Summary Compensation Table

For the fiscal years ended September 30, 2024 and 2023, the compensation program for our named executive officers consisted of base salary, cash bonus, equity awards, and certain standard employee benefits.

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Employment Agreements

Mr. Battaglia entered into an amended and restated executive employment agreement to serve as our Chief Executive Officer, effective as of September 5, 2020 (the “Battaglia Prior Employment Agreement”). Pursuant to the Battaglia Prior Employment Agreement, Mr. Battaglia was entitled to receive a base salary of $390,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which would be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Battaglia was granted stock options to purchase 323,529 shares of our common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Battaglia entered into a binding Executive Employment Term Sheet, which amended the Battaglia Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Samini entered into an amended and restated executive employment agreement to serve as our Chief Financial and Operating Officer, effective as of September 5, 2020 (the “Samini Prior Employment Agreement”). Pursuant to the Samini Prior Employment Agreement, Mr. Samini was entitled to receive a base salary of $360,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Samini was granted stock options to purchase 323,529 shares of common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Samini entered into a binding Executive Employment Term Sheet, which amended the Samini Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Aralis entered into an employment agreement with Mobix Labs to serve as its Chief Technology Officer, effective as of May 18, 2022 (the “Aralis Employment Agreement”). Pursuant to his employment agreement, Mr. Aralis was entitled to receive a base salary of $120,000 per year, which was based on one day per week, and any month which exceeded more than four days was compensated at a secondary rate of $2,000 per day.

The narrative below summarizes the payments and benefits that each named executive officer was eligible to receive on an annualized basis for the fiscal years ended September 30, 2024 and 2023 based on the Battaglia Prior Employment Agreement, the Samini Prior Employment Agreement and the Aralis Employment Agreement.

Base Salary

The base salary for each named executive officer was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salary earned by the named executive officers for each of the fiscal years ended September 30, 2024 and 2023 is set forth in the summary compensation table above under the column heading “Salary.” Amounts in the “Salary” column for the fiscal year ended September 30, 2024 also include $119,012 for each of Messrs Battaglia and Samini for cash paid in lieu of accrued vacation.

Bonus

In fiscal 2024, the Compensation Committee approved a bonus to each of Messrs. Battaglia and Samini in recognition of their efforts in connection with the completion of the Merger, which amount is set forth in the summary compensation table above under the column heading “Bonus.”

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and grant equity incentive awards to them from time to time. On May 5, 2022, the following RSUs were granted to the following directors and executive officers: (i) James Peterson in the amount of 1,000,000 RSUs; (ii) Frederick Goerner in the amount of 1,000,000 RSUs; (iii) Fabian Battaglia in the amount of 2,000,000 RSUs; and (iv) Keyvan Samini in the amount of 2,000,000 RSUs. These RSUs originally vested upon the satisfaction of both time-based vesting requirements and performance conditions. These RSUs were amended on November 15, 2022 to provide for a three-year vesting schedule, with one-third of the total RSUs vesting on each anniversary of the closing of the Merger. These RSUs were subsequently cancelled, effective March 26, 2023. As discussed below under “Post-Closing Executive Compensation” and “Director Compensation,” in exchange, Messrs. Peterson, Goerner, Battaglia and Samini received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing Date, referred to as “Post-Closing RSUs.”

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2020 Key Employee Equity Incentive Plan

General. On August 10, 2020, the 2020 Key Employee Equity Incentive Plan (the “2020 Mobix Key Employee Plan”) was adopted. The 2020 Mobix Key Employee Plan provided for the grant of incentive stock options to key employees (the “Key Employees”), including: (a) an officer whose base compensation is equal to or greater than $250,000; (b) a 5% owner of our company; and (c) a 1% owner of our company having annual compensation of more than $150,000. The 2020 Mobix Key Employee Plan was terminated effective as of the Closing. Following the Closing, no additional stock awards will be granted under the 2020 Mobix Key Employee Plan, although all outstanding stock awards granted under the 2020 Mobix Key Employee Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2020 Mobix Key Employee Plan.

Share Reserve. We reserved an aggregate of 1,500,000 shares of Class A Common Stock under the 2020 Mobix Key Employee Plan. As of October 15, 2024, 411,764 shares of Class A Common Stock were subject to outstanding option awards.

2020 Equity Incentive Plan

General. On August 10, 2020, the 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides for the grant of incentive stock options to our employees (and employees of any parent or majority-owned subsidiary), and for the grant of non-statutory stock options and restricted stock to employees and consultants (and employees and consultants of any parent or majority-owned subsidiary). The 2020 Plan was terminated effective upon the Closing. Following the Closing, no additional stock awards will be granted under the 2020 Plan, although all outstanding stock awards granted under the 2020 Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2020 Plan.

Share Reserve. We reserved an aggregate of 1,850,000 shares of Class A Common Stock under the 2020 Plan. As of October 15, 2024, 754,368 shares of Class A Common Stock were subject to outstanding option awards.

2022 Incentive Compensation Plan

General. On May 3, 2022, the 2022 Equity Incentive Plan (the “2022 Plan”) was adopted. The 2022 Plan provided for the grant of incentive stock options to our employees (and employees of any parent or majority-owned subsidiary), and for the grant of stock appreciation rights (“SARs”), restricted stock and restricted stock units to our directors, employees and consultants (and employees and consultants of any parent or majority-owned subsidiary). The 2022 Plan was terminated effective as of the Closing. Following the Closing, no additional stock awards will be granted under the 2022 Plan, although all outstanding awards granted under the 2022 Plan prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2022 Plan.

Share Reserve. We reserved an aggregate of 15,000,000 shares of Class A Common Stock under the 2022 Plan. As of October 15, 2024, options to purchase 1,584,142 shares of Class A Common Stock were outstanding, and (ii) RSUs representing 13,093 shares of Class A Common Stock were outstanding.

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Benefits and Perquisites

In the fiscal years ended September 30, 2024 and 2023, we provided benefits to our named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards as of September 30, 2024.

	Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date
Fabian Battaglia	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030
	May 5, 2022
Keyvan Samini	August 11, 2020	205,882	(1)			$0.01	8/11/2030
	August 11, 2020	117,647	(2)			$0.01	8/11/2030
	May 5, 2022
James Aralis	May 1, 2022	10,000	(3)			$6.84	4/4/2032
	May 15, 2022	8,889		17,778	(4)	$6.84	4/4/2032
	April 15, 2023			183	(5)	$6.84	4/4/2032

Note: The numbers of shares in the table above have been adjusted to give effect to the 1:17 reverse stock split on February 5, 2021.

(1)	This option covering 205,882 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(2)	This option covering 117,647 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(3)	This option covering 10,000 shares of Class A Common Stock was granted under the 2022 Incentive Compensation Plan. This option is subject to a one-year vesting schedule, with 40% of the total shares vesting immediately, and 5% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(4)	This option covering 26,667 shares of Class A Common Stock was granted on May 18, 2022 under the 2022 Incentive Compensation Plan. This option is subject to a four-year vesting schedule, with one-fourth of the total shares vesting on the annual anniversary of May 18, 2022, and 1/48th of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.
(5)	This option covering 183 shares of Class A Common Stock was granted on April 15, 2023 under the 2022 Incentive Compensation Plan. This option is subject to vest upon a change of control or 12 months from the date of grant if the Merger was not consummated.

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Post-Closing Executive Compensation.

Employment Arrangements for our Chief Executive Officer and President and Chief Financial Officer

Fabian Battaglia

We are a party to an Employment Term Sheet with Mr. Battaglia, pursuant to which he serves as our Chief Executive Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Battaglia is entitled to receive a base salary of $390,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Battaglia will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Battaglia’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason, Mr. Battaglia is entitled to (i) two times the amount of his base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Battaglia’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which he becomes covered under another group health plan. However, if we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Keyvan Samini

We are a party to an Employment Term Sheet with Mr. Samini, pursuant to which he serves as our President, and Chief Financial Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Samini is entitled to receive a base salary of $360,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Samini will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to us through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Samini’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason, Mr. Samini is entitled to (i) two times the amount of Mr. Samini’s base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Samini’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which Mr. Samini becomes covered under another group health plan. However, if we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

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Equity and Cash Awards

On January 22, 2024, the Compensation Committee approved a cash award of $450,000 and, subject to stockholder approval of Mobix Labs stockholders, a grant of 2,550,000 restricted stock awards to each of Messrs. Battaglia and Samini in consideration of their efforts in connection with the public listing of our shares on Nasdaq. Subject to obtaining stockholder approval, each of the foregoing restricted stock awards will be made pursuant to a separate award agreement between us and the recipient.

The RSAs will vest at such time as determined by the Board.

2023 Equity Incentive Plan

See Proposal 2 above for a summary of the 2023 Equity Incentive Plan.

2023 Employee Stock Purchase Plan

Set forth below is a summary of the material features of the 2023 Employee Stock Purchase Plan.

Purpose

The 2023 Employee Stock Purchase Plan provides a means by which eligible employees and/or eligible service providers of either us or our affiliate may be given an opportunity to purchase shares of Class A Common Stock. The 2023 Employee Stock Purchase Plan permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the 2023 Employee Stock Purchase Plan, we will seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates.

Stock Subject to Employee Stock Purchase Plan

Subject to adjustments as provided in the 2023 Employee Stock Purchase Plan, the maximum number of shares of Class A Common Stock that may be issued under the 2023 Employee Stock Purchase Plan will be equal to 858,935, plus the number of shares of Class A Common Stock that are automatically added on the first day of each fiscal year beginning with the 2023 fiscal year through and including the first day of the 2032 fiscal year, in each case, in an amount equal to 1% of the total number of shares of Class A Common Stock issued and outstanding on the first day of applicable fiscal year, unless the Board determines that there will be no increase in the share reserve or that the increase in the share reserve for the applicable fiscal year will be a lesser number of shares of Class A Common Stock than would otherwise occur. If any purchase right granted under the 2023 Employee Stock Purchase Plan terminates without having been exercised in full, the shares of Class A Common Stock not purchased under such purchase right will again become available for issuance under the 2023 Employee Stock Purchase Plan.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Director Compensation

In 2021, we entered into board of directors agreements with our non-employee directors, including James Peterson, David Aldrich, Kurt Busch, William Carpou and Frederick Goerner. Under these agreements, we agreed to issue to each director an option to purchase 20,000 shares of Class A Common Stock. The option is subject to a one-year vesting schedule, with 8,000 shares vesting immediately, and the remaining 12,000 shares vesting at the rate of 1,000 shares per month over the 12 consecutive months thereafter, subject to the holder’s continuous service through each vesting date. We also agreed to reimburse the director for any reasonable costs and expenses incurred in connection with the director’s services requested by us and performed by the director. Each agreement will automatically renew on the date of director’s reelection unless the Board determines not to renew the agreement, or until a director’s earlier resignation, removal or death.

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Historically, we issued options on an annual basis for each of our non-employee directors. Our non-employee directors have not received any cash compensation for their services as directors and have instead, from time to time, been compensated with awards of options or RSUs in amounts determined by our Board. During the fiscal year ended September 30, 2024, we paid each of our non-employee directors an annual cash retainer of $200,000.

In connection with the Closing, we amended the Board agreement with each of Mr. Peterson and Mr. Goerner. The amendment provides that the director will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 166,666 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if the director’s service is terminated either without cause or by him for Good Reason (as defined in the 2022 Plan).

On January 22, 2024, the Board approved non-employee director compensation that is designed to retain competent and experienced persons to serve as members of the Board. Non-employee directors will be entitled to receive an annual cash retainer, which will be payable quarterly and pro-rated for partial quarters, of $200,000 and reimbursement for expenses incurred for attending Board meetings. Non-employee Board members will also be entitled to receive awards under the 2023 Equity Incentive Plan annually and upon their initial appointment to the Board as follows:

●	A one-time grant of $50,000 of Class A Common Stock valued at the then-current fair market value to the current non-employee directors;

●	Annual awards of 20,000 RSUs at the next Board meeting occurring after December 21, 2024; and

●	Upon initial election or appointment to the Board, a pro-rated amount of 20,000 RSUs for the partial year.

These RSUs will not be delivered until such time as determined by the Board.

In addition, the Board approved, subject to approval of our stockholders of Proposal 1, the grant of RSUs to the following non-employee directors who were influential in the public listing of our shares on Nasdaq:

●	James Peterson 1,050,000 RSUs

●	Frederick Goerner 1,050,000 RSUs

●	David Aldrich 50,000 RSUs

●	Kurt Busch 50,000 RSUs

●	William Carpou 50,000 RSUs

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock and Class B Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Class A Common Stock and Class B Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 15420 Laguna Canyon Road. Suite 100, Irvine, CA 92618.

The percentage ownership of Class A Common Stock and Class B Common Stock is based on 32,957,759 shares of Class A Common Stock and 2,129,901 shares of Class B Common Stock, respectively, outstanding as of November 8, 2024.

Name and Address of Beneficial Owner	Number of Shares of New Mobix Labs Class A Common Stock(1)%		Number of Shares of New Mobix Labs Class B Common Stock	%	% of Total Voting Power
Directors and Executive Officers
Fabian Battaglia(2)	766,733	2.3%	125,000	5.9%	3.7%
Keyvan Samini(3)	766,733	2.3%	125,000	5.9%	3.7%
James Aralis(4)	59,493	*	—	—	*
James Peterson(5)	3,886,486	11.2%	1,449,275	68.0%	33.9%
David Aldrich(5)	169,628	*	—	—	*
Kurt Busch(5)	153,416	*	—	—	*
William Carpou(5)	173,369	*	—	—	*
Frederick Goerner	634,252	1.9%	217,391	9.6%	5.2%
Michael Long	738,605	2.2%	—	—	1.4%
All Directors and Executive Officers as a Group (nine individuals)	7,348,715	20.3%	1,916,666	90.0%	48.9%
Five Percent and Greater Holders
Jiong Ma(6)	2,054,454	6.0%	—	—	3.8%
Chavant Capital Partners LLC(7)	2,054,454	6.2%	—	—	3.8%
Sage Hill Investors, LLC(8)	3,642,857	10.4%	—	—	7.9%
Russell Cyr	1,610,237	5.7%	—	—	3.0%
Geoffrey Dawe	1,603,808	5.7%	—	—	3.0%
Armistice Capital, LLC(9)	2,877,698	8.03%	—	—	5.0%

* Less than one percent

(1)	The number of shares of Class A Common Stock beneficially owned by each person or entity includes any shares of Class B Common Stock (which is convertible for Class A Common Stock) beneficially owned by such person or entity.

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(2)	Includes 318,204 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The Battaglia Trust. Fabian Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of November 8, 2024.
(3)	Includes (i) 171,146 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”), (2) 73,529 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”), (iii) 73,529 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of November 8, 2024.
(4)	Includes options to purchase 36,850 shares of Class A Common Stock exercisable within 60 days of November 8, 2024.
(5)	Includes options to purchase 153,416 shares of Class A Common Stock exercisable within 60 days of November 8, 2024.
(7)	Includes 1,241,552 Private Placement Warrants and 795,958 shares of Class A Common Stock held by Chavant Family Office LLC. Dr. Jiong Ma is the sole member of Chavant Family Office LLC and has voting and dispositive power over the securities held directly by Chavant Family Office LLC. The business address of Chavant Family Office LLC and Dr. Ma is 445 Park Avenue, 9th Floor, New York, NY 10022.
(8)	Includes 1,500,000 shares of Class A Common Stock issued to Sage Hill at the Closing pursuant to the Sage Hill PIPE Subscription Agreement. The business address of Sage Hill is 1307 Carter Street, Chattanooga, TN 37402. In addition, the amount shown in the table reflects an additional 1,500,000 shares of Class A Common Stock issuable upon exercise of the Sage Hill Warrant, although the exercise of the Sage Hill Warrant is subject to stockholder approval of Proposal 3 in this Proxy Statement.
(9)	Represents 2,877,698 shares of Class A Common Stock directly held by Armistice Capital Master Fund LTD., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Excludes: 5,755,396 shares issuable upon the exercise of Series A Common Warrant and Series B Common Warrant that are only exercisable upon the receipt of the Stockholder Approval pursuant to Proposal 4. The Series A Common Warrant and the Series B Common Warrant each is subject to a beneficial ownership limitation of 4.99%, which limitations restrict the holder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The address of Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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OTHER MATTERS

In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.

Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.

The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2024 annual meeting of stockholders, or the “2024 Annual Meeting,” is a reasonable time before we begin to print and send our proxy materials for such annual meeting. Eligible stockholders who seek to submit a proposal for inclusion in our proxy statement must comply with all applicable Bylaws and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director.

Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. In general, notice must be received by the Secretary at the address below not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. For the 2024 Annual Meeting, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our Bylaws, including a description of the proposal, the name of the stockholder and beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities, if any.

Our Bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating stockholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law. The specific requirements of these advance notice provisions are set forth in Sections 1.13 of our Bylaws, a copy of which is available upon request. In addition, to be included on our universal proxy card in connection with the 2024 Annual Meeting, the notice must also include the information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3). All stockholder proposals and director nominations pursuant to the advance notice provision or proxy access provision in our Bylaws should be sent to Mobix Labs, Inc., Attn: Secretary, at 15420 Laguna Canyon Rd., Suite 100, Irvine, California 92618.

Expenses of Solicitation

The Company will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting our Secretary either by calling 1-949-745-1086 or by mailing a request to 15420 Laguna Canyon Rd., Suite 100, Irvine, CA 92618. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

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ANNEX A

Amendment to 2023 Equity Incentive Plan

A-1

FIRST AMENDMENT

TO THE

MOBIX LABS, INC.

2023 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (the “Amendment”) is made effective as of ___________, 2024, by MOBIX LABS, INC., a Delaware corporation (the “Company”), to the MOBIX LABS, INC. 2023 EQUITY INCENTIVE PLAN (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company did establish the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and

WHEREAS, pursuant to Section 9(f) the Company reserved the right to amend said Plan;

NOW, THEREFORE, effective as of ____________, 2024, the Plan shall be amended as follows:

1.	Section 4(a) is hereby amended in its entirety to read as follows:

“(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the aggregate number of Shares that may be issued under all Awards under the Plan shall be equal to 10,000,000, plus any unissued Shares subject to any SPAC Option and any SPAC RSU that is canceled, forfeited or otherwise expires (the “Share Pool”). In addition, the Share Pool will automatically increase on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) five (5) % of the total number of Shares outstanding on such January 1 or (ii) such smaller number of Shares as is determined by the Board. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2.	Section 4(c)(vi) is hereby amended in its entirety to read as follows:

“(vi) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 10,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.”

3.	In all other respects, the Plan shall remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

MOBIX LABS, INC., a Delaware corporation

Dated:	By:
Name/Title:

A-2

ANNEX B

2023 Equity Incentive Plan

ANNEX C

Certificate of Amendment